Exhibit 99.1
Tilly’s, Inc. Board of Directors Authorizes Share Repurchase Program

Irvine, CA, March 14, 2022 — Tilly’s, Inc. (NYSE: TLYS, the “Company”) announced today that its Board of Directors has authorized a share repurchase program (the “Program”), pursuant to which the Company may repurchase up to two million shares of the Company’s Class A common stock over the next twelve months through March 14, 2023. Repurchases of Class A common stock by the Company pursuant to the Program may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws, including pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Exchange Act. The Company is not obligated to repurchase any specific number or amount of shares of Class A common stock pursuant to the Program, and it may modify, suspend or discontinue the Program at any time. The Company will determine the timing and amount of repurchased shares, if any, in its discretion based on a variety of factors, such as the market price of Class A common stock, corporate requirements, general market economic conditions and applicable legal requirements.

About Tillys
Tillys is a leading specialty retailer of casual apparel, footwear and accessories for young men, young women, boys and girls with an extensive assortment of iconic global, emerging and proprietary brands rooted in an active and social lifestyle. Tillys is headquartered in Irvine, California and currently operates 241 stores and its website, www.tillys.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s intention to repurchase shares of its Class A common stock, if any, and any other statements about its future expectations, plans, intentions, beliefs or prospects expressed by the Company or the Company’s management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of inherent risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.
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